CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-92594, 33-92596, 33-92598, 33-92600, 33-92602,
33-92604, 33-92606, 33-92610, 33-92612, 33-92614, 33-92616, 33-92618, 33-92620,
33-92626, 33-92628, 33-92630, 33-92674, 33-93178, 333-19055, 333-22743,
333-22995, 333-24179) of U.S. Industries, Inc. of our report dated November 11, 1996 appearing on page 26 of U.S. Industries, Inc. Annual Report on Form
10-K/A for the year ended September 30, 1996.


/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP
Morristown, New Jersey
April 18, 1997